FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2006

                                  MODAVOX, INC.
             (Exact name of registrant as specified in its charter)

Delaware                           333-57818                        20-0122076
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(State or other                  (Commission                       (IRS Employer
jurisdiction of                  Identification No.)               File Number)
incorporation)

                        2617 South 46th Street Suite 300
                                Phoenix, AZ 85034
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (480) 643-5989

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers;

Effective Monday, June 26, 2006, Nathaniel Bradley has been appointed the position of Executive Vice President of Business Development & Marketing Strategies. In addition, Nathaniel will continue to hold the title of Vice Chairman and Secretary, Board of Directors. In this position he will devote his time to Modavox and will focus on business development and marketing strategies.

For the last five years Nathaniel has been a managing member of Kino Communications, LLC. and the chief architect of the AudioEye Surf-by-Sound(TM) technology. He has developed successful Streaming Media software applications that include StreamSafe(TM), StreamSyndicate(TM), and WebcastWizard(TM) online collaboration software. He has also developed methodologies and has provided the complete management for 24x7 Internet Radio operations, custom Wireless Video and audio applications, Internet Pay-Per-View and many active and industry leading On-demand content distribution models.

James G. Crawford has been appointed the position of Chief Technical Officer of Modavox and will continue to hold the title of Director, Board of Directors. Jim will continue to oversee and manage the technology of our company.

James G. Crawford, founding member of Kino Communications, LLC, raised the seed capital through private investment to fund Kino's initial move into the Streaming Media sector in 2001. He served as a lead developer for AudioEye's Surf By Sound(TM) Internet navigation technology and is being promoted from Director of Interactive Production for Modavox. James received a B.S. from the University of Phoenix.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODAVOX, INC.
("Registrant")


By: /s/ David J. Ide
    -----------------
    David J. Ide
    Chief Executive Officer

Date: June 26, 2006